SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

JOHN HANCOCK TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

John Hancock
Proxy Inbound Call Script
877-456-6399
December 2007
OPENING
Thank you for calling PFPC Proxy Group on behalf of John Hancock, this is (Rep First and Last Name) on a recorded line, how may I help you today?
HAS QUESTIONS: Answer the question. You can vote by mail, Internet, fax or touch tone phone. We encourage you to vote as soon as possible.
WOULD LIKE TO VOTE ON INTERNET:
www.proxyweb.com
WOULD LIKE TO VOTE BY MAIL:
Return card in BRE
WOULD LIKE TO VOTE OVER THE PHONE:
Call 1-888-221-0697
IF DID NOT RECEIVE:
The shareholder meeting is set for (January 8, 2008). We are urging everyone to vote his or her cards as soon as possible.
May we send you another proxy package for this important vote?
I will just need to verify some general information from you.
➢	First name

➢	Last name

➢	Address
Thank you for verifying this information with us today.
Review address to ensure that we have a correct mailing address.
(Order will be sent to contact at John Hancock for fulfillment)
You should receive a new proxy package by priority mail in 3-5 days. Please vote as soon as possible. All of the instructions on voting will be included in the proxy materials that will be sent to you.
Is there anything else I can help you with today? Thank you for calling today.

Customer Service:
Please do a warm transfer to the following 800 number for complete customer service assistance.

Variable Annuity Contract —	800-344-1029 Option 2
Variable Life Contracts —	800-827-4546 Option 0
New York Variable Annuity Contracts—	800-551-2078 Option 2
NEW YORK Variable Life Contracts —	888-267-7784 Option 0
JHLICO — JHVLICO Contracts—	800-824-0335 * Option 2 *
*Please ask what product line they are inquiring about. If “Life Insurance”, please transfer to 800-576-2227. If “Annuity”, please transfer to 800-824-0335
Hours of Operations: Monday — Friday 8:00 am — 8:00 pm
General Talking Points Regarding the Proxy:
Record Date: November 10th, 2007
Mailing Date: 800,000 Statement starting on December 6th
Meeting: January 8th, 2008
Time: 10 am

Place:	John Hancock
601 Congress Street
Boston, Ma 02210
Investment Company:
JHT = John Hancock Trust
Investment Advisor:
JHIMS = John Hancock Investment Management Services
Distributor:
John Hancock Distributors
Cost of the Proxy Materials:
50% Borne by the Advisor
50% Borne by the Funds
Funds affected by the proxy —
112 Portfolios